Exhibit 4.11

RELEASE AND DEBT SETTLEMENT AGREEMENT

This Release and Settlement Agreement (“Agreement”) is by and between David Sams Industries, Inc., a California corporation (“DSI”) and Pure Capital, Incorporated, a British Columbia corporation (formerly known as Universal Domains, Incorporated or “UDCCF” and shall collectively be referred to hereinafter as “ PUCNF”). For the purposes of this Agreement, any reference to  PUCNF and/or UDCCF shall include all the past and present officers, directors, employees and agents of any kind.

The purpose of this Release and Debt Settlement Agreement (hereinafter referred to as the "Agreement"), is to settle each and every outstanding claim by and between David Sams Industries, Inc. ("DSI") and Pure Capital, Incorporated (formerly known as Universal Domains, Incorporated or "UDCCF" and hereinafter referred to as "PUCNF").  Below, DSI, UDCCF and PUCNF may be referred to individually as a "Party" and collectively, as the "Parties."

This Agreement supersedes and any and all prior Agreements between the Parties.

WITNESSETH

WHEREAS, the Parties have been involved in a dispute, which led to the commencement of certain actions and proceedings, specifically, David Sams Industries, Inc. v. Universal Domains Incorporated, Case No. BC 263232 (“Proceeding”);

WHEREAS, the Parties desire to reach an amicable resolution of the Proceeding in a voluntary, convenient, efficient and expeditious manner; and,

NOW THEREFORE, for the consideration detailed below, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

Section 1.

Closing

This Agreement shall close and become effective (the "Closing") at the time PUCNF performs its duties pursuant to Section 2 of this Agreement.  DSI has no obligations under this Agreement until the time PUCNF performs all of its obligations pursuant to Section 2 of this Agreement

Section 2.

Performance by PUCNF

Within 10 business days of the execution of this Agreement, PUCNF shall wire transfer US $100,000.00 (the "Funds") to the attorney-client trust account (the "Trust Account") of The Law offices of Godwin & Rubin ("Godwin"). Time is of the essence in the performance of PUCIF’s obligations under this section.

Section 3.

Release by DSI

3.1

Immediately upon the satisfaction of the payments by PUCNF to  DSI as set forth in Section 2 of this Agreement, DSI, for itself and its present and former officers, directors, employees, agents, assigns, predecessors, representatives, subsidiaries, affiliates, and divisions, (collectively, the “DSI Releasing Parties”), does hereby forever and irrevocably release, acquit, discharge, and covenant not to sue or bring or maintain against  PUCNF, its present and former officers, directors, employees, predecessors, representatives, subsidiaries, affiliates and divisions (the “ PUCNF Released Parties”) any Claims based upon events occurring up to and including the Effective Date that were or could have been asserted in the Proceeding.

3.2

“Claims” as that term is used in this Agreement means any and all claims, counterclaims, causes of action, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, obligations, controversies, debts, costs, expenses, attorneys' fees, expert witness fees, court costs, accounts, damages, losses, injuries and liabilities, of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, for or by reason of any matter, cause or thing whatsoever, whether sounding in contract, tort or otherwise.

3.3

The release by DSI set forth in Section 1.1 shall be binding on any successors in interest to DSI only with respect to Claims that were or could have been asserted by DSI (expressly excluding claims that could only have been asserted by such successor in interest).

.          3.4      Section 1542 Waiver. The DSI Releasing Parties. Releasing Parties have each been fully advised by their respective attorneys of the contents of Section 1542 of the Civil Code of the State of California, which reads as follows:

“Section 1542. (General Release - Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The DSI Releasing Parties expressly waive and relinquish all rights and benefits under Section 1542, and any similar law or common law principle of similar effect of any state or territory of the United States and any foreign jurisdiction, with respect to the Claims released hereby, and expressly consent that this Agreement will be given full force and effect according to each and all of its express terms and provisions based upon events occurring up to and including the Effective Date of this Agreement, including with respect to the release of any Claims that are unknown or unsuspected that the DSI Releasing Parties may have against any of the Released Parties.

3.5

Finality of Waiver. The Parties hereby expressly and knowingly acknowledge that each may, after execution of this Agreement, discover facts different from or in addition to those which each knows or believes to be true as of the Effective Date with respect to the Claims released in this Agreement. Nonetheless, each Party agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts. It is the intention hereby fully, finally, and forever to settle and release all such Proceedings, and any and all Claims relating to the Proceedings, which do now exist or previously have existed by and among the Parties.

4.       Dismissals/Withdrawals.

4.1

DSI agrees that within  ten (10) business days of the full satisfaction of the terms of Section 2 of this Agreement, that DSI shall file, or cause to be filed, with the Los Angeles County Superior Court, Central District a Satisfaction of Judgment for all causes of action that is has against  PUCNF and/or its predecessor companies, including but not limited to UDCCF.

4.2

In the event that the Court has not entered the Satisfaction of Judgment within thirty (30) days after its filing, DSI and PUCNF agree to contact the Court jointly and use their best efforts in order to expedite entry of the Satisfaction of Judgment.

Section 5.

           Release by PUCNF

5.1

Immediately upon the satisfaction of the payments by PUCNF to  DSI as set forth in Section 2 of this Agreement, PUCNF, for itself and its present and former officers, directors, employees, agents, assigns, predecessors, representatives, subsidiaries, affiliates, and divisions, (collectively, the “PUCNF Releasing Parties”), does hereby forever and irrevocably release, acquit, discharge, and covenant not to sue or bring or maintain against, its present and former officers, directors, employees, predecessors, representatives, subsidiaries, affiliates and divisions (the “DSI Released Parties”) any Claims based upon events occurring up to and including the Effective Date that were or could have been asserted in the Proceeding.

5.2

“Claims” as that term is used in this Agreement means any and all claims, counterclaims, causes of action, demands, agreements, contracts, covenants, representations, warranties, promises, undertakings, actions, obligations, controversies, debts, costs, expenses, attorneys' fees, expert witness fees, court costs, accounts, damages, losses, injuries and liabilities, of whatever kind or nature, in law, equity, or otherwise, whether known or unknown, suspected or unsuspected, for or by reason of any matter, cause or thing whatsoever, whether sounding in contract, tort or otherwise.

5.3

The release by PUCNF set forth in Section 5.1 shall be binding on any successors in interest to PUCNF only with respect to Claims that were or could have been asserted by PUCNF (expressly excluding claims that could only have been asserted by such successor in interest).

5.4       Section 1542 Waiver. The PUCNF Releasing Parties. Releasing Parties have each been fully advised by their respective attorneys of the contents of Section 1542 of the Civil Code of the State of California, which reads as follows:

“Section 1542. (General Release - Claims Extinguished) A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

The PUCNF Releasing Parties expressly waive and relinquish all rights and benefits under Section 1542, and any similar law or common law principle of similar effect of any state or territory of the United States and any foreign jurisdiction, with respect to the Claims released hereby, and expressly consent that this Agreement will be given full force and effect according to each and all of its express terms and provisions based upon events occurring up to and including the Effective Date of this Agreement, including with respect to the release of any Claims that are unknown or unsuspected that the PUCNF Releasing Parties may have against any of the Released Parties.

5.5       Finality of Waiver. The Parties hereby expressly and knowingly acknowledge that each may, after execution of this Agreement, discover facts different from or in addition to those which each knows or believes to be true as of the Effective Date with respect to the Claims released in this Agreement. Nonetheless, each Party agrees that this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts. It is the intention hereby fully, finally, and forever to settle and release all such Proceedings, and any and all Claims relating to the Proceedings, which do now exist or previously have existed by and among the Parties.

6.       Representations and Indemnities.

6.1

Each Party to this Agreement represents and warrants to the others that, as of the date hereof, it is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation enforceable against each of the Parties in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally and by general principles of equity.

6.2

Each Party to this Agreement represents and warrants that it has not assigned or transferred any portion of any Claims released under this Agreement to any other person, individual, firm, corporation or entity.

6.3

Except for statements expressly set forth in this Agreement, no Party has made any statement or representation to any other Party regarding a fact relied upon by the other Party in entering into this Agreement and no Party has relied upon any statement, representation, or promise of any other Party, or of any representative or attorney for any other Party, in executing this Agreement or in making the settlement provided for in this Agreement.

7.      Miscellaneous.

7.1

The Parties agree to keep the terms of this Agreement confidential, and agree not to disclose the terms of this Agreement, except pursuant to a mutually-agreed press release, and except as may be (i) required by law or any regulatory body, or (ii) to the outside counsel of any third party undertaking a bona fide due diligence exercise in connection with the business of either Party or the purchase of substantially all of the assets of the other party. Both parties shall use reasonable efforts to approve a press release relating to the terms of this Agreement, such approval shall not be unreasonably withheld by either party.

7.2

Each Party represents and acknowledges that it has read this Agreement and fully understands and agrees to its terms, and that each Party has been represented by counsel in connection with the negotiation and execution of this Agreement.

7.3

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4

The Parties agree that this Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such State.

7.5

This Agreement contains the entire agreement among the Parties with respect to the Proceedings contained herein, and may be amended only by written agreement signed by the Parties to the Agreement.

7.6

Each Party shall perform any further acts, and sign and deliver any further instruments and documents, as may be required to accomplish the purposes of this Agreement; provided, however, that nothing in this provision shall be interpreted to modify any of the specific terms of this Agreement.

7.7

No Party hereto shall assign or delegate any of its rights or obligations hereunder without the prior, written consent of the other Party, which the other Party may withhold in its sole and absolute discretion, except that no such consent shall be required with respect to a merger, consolidation, reorganization, sale of stock or sale of substantially all of the business and assets of a Party. This Agreement shall be binding upon the permitted successors and permitted assigns of the Party. Any assignment not in accordance with the above shall be void.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in counterparts as of the date first written above.

Dated: ____________________

PURE CAPITAL INCORPORATED

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By

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Title

Dated: ____________________

DAVID SAMS INDUSTRIES, INC.

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By

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Title